Exhibit 10.15

Prepared by and after
recording return to:

Thomas G. Wilson, III, Esq.
Smith Hulsey & Busey

Post Office Box 53315
Jacksonville, Florida 32201-3315

SECOND LOAN DOCUMENTS MODIFICATION AGREEMENT

THIS SECOND LOAN DOCUMENTS MODIFICATION AGREEMENT (this “Agreement”) is made as of April 22, 2010 (the “Effective Date”), by and between COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Borrower”), whose address for notices is 445 Broadhollow Road, Suite 100, Melville, New York 11747, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”), successor-by-merger to Wachovia Bank, National Association, whose address for notices is 225 Water Street, Third Floor, FL0061, Jacksonville, Florida 32202.

Recitals:

1.               In connection with a loan from Bank to Borrower in the amount of $2,024,000.00 (the “Loan”), Borrower executed and delivered to Bank that certain Promissory Note in the original principal amount of $2,024,000.00 dated as of May 24, 2002 (as modified by the Prior Modification (as defined below), and as the same may have been otherwise amended from time to time, the “Note”). The Note is secured by, among other things, that certain Mortgage, Security Agreement and Absolute Assignment of Leases from Borrower to Bank dated as of May 24, 2002 and recorded in Official Records Book 11663, Page 770 (as modified by the Prior Modification, and as the same may have been otherwise amended from time to time, the “Mortgage”).

2.               The proceeds of the Loan have been advanced in accordance with that certain Loan Agreement dated as of May 24, 2002 by and between Borrower and Bank, as modified and amended by that certain Amendment Letter dated as of December 31, 2006, and that certain Amendment to Note and Loan Agreement dated as of May 24, 2009 (as further amended by the Prior Modification, and as the same may have been otherwise amended from time to time, the “Loan Agreement”).

3.               The Note, the Mortgage and the Loan Agreement were each amended and modified by, among other things, that certain Loan Documents Modification Agreement dated as of February 24, 2010 and recorded in Official Records Book 19769, Page 429 of the public records of Hillsborough County, Florida (the “Prior Modification”).

4.               The Note, the Mortgage, the Loan Agreement and all other documents to which Bank is a party or beneficiary now or in the future together with all amendments, modifications, renewals or extensions thereof, including, but not limited to the First Modification, that evidence, secure or otherwise relate to the Loan are hereinafter collectively referred to as the “Loan Documents.”

5.               Borrower has requested that Bank modify and amend certain of the Loan Documents and waive Borrower’s default related to certain covenants, and Bank is willing to modify and amend certain of the Loan Documents and provide such waivers, provided that Borrower comply with and consent to the terms set forth in this Agreement and not otherwise.

NOW, THEREFORE, in consideration of Bank modifying and amending certain of the Loan Documents, Borrower and Bank hereby agree as follows:

1.               Recitals. Borrower warrants and represents to Bank that the foregoing Recitals are true and correct. The Recitals are incorporated into this Agreement by this reference.

2.               Estoppel. Borrower represents and warrants to Bank that, as of Effective Date, the outstanding principal balance of the Note is $1,079,467.04 (which amount does not include the principal payment described in Section 8 of this Agreement), that accrued interest has been paid to March 24, 2010, and that accrued interest in the amount of $-0- remains due and unpaid, that the funds have been disbursed in accordance with the terms and conditions of the Loan Agreement, that no letters of credit are outstanding from Bank on behalf of Borrower, that the outstanding principal balance of the Note and accrued interest are secured by the Mortgage and are due, owing and unpaid, without defense, setoff or counterclaim, and that any defenses, setoffs or counterclaims, if any, held by Borrower presently or which may be held by Bank in the future, whether known or unknown, are hereby forever waived, released and discharged by Borrower.

3.               Ratification. Borrower ratifies, approves and consents to all the disbursements of the Loan made by Bank under the Loan Documents and acknowledges that Bank has fully complied with the terms and conditions of the Loan Documents. Borrower acknowledges that the Loan Documents are in full force and effect. Borrower hereby restates and confirms the covenants, representations, agreements, grants and warranties in the Loan Documents. Borrower ratifies, approves and consents to all action or inaction of Bank with respect to the Loan, including, but not limited to, the administering, disbursing, handling, servicing, securing, demanding, enforcing and collecting of the Loan.

4.               Modification of the Note. The Note is hereby amended and modified as follows:

(a)           The Section entitled “Repayment Terms” is deleted and replaced in its entirety to read as follows:

(i)            This Note shall be due and payable in consecutive monthly payments of principal of $11,244.44, plus accrued interest, commencing on May 22, 2010, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on January 1, 2011.

5.               Modification  of the Mortgage. The Mortgage is hereby amended and modified such that the definition of the “Note” is hereby modified and amended to include the Note, as amended, modified and extended by this Agreement.

6.               Modification  of the Loan Agreement. The Loan Agreement is hereby amended and modified as follows:

(a)           The definition of the “Note” is hereby modified and amended to include the Note as amended, modified and extended in this Agreement.

(b)           The following provisions are hereby added to the section entitled “Affirmative Covenants” to read as follows:

(i)            Additional Financial Information. (a) Annual Balance Sheet. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, a copy of the audited consolidated and unaudited consolidating balance sheet of Borrower and its Subsidiaries as of the end of such year and the related audited consolidated and unaudited consolidating statements of income, shareholders equity and cash flow for such year, setting forth in each case in comparative form the respective figures for the previous fiscal year end, and accompanied by a report thereon of J.H. Cohn LLP in the case of such audited statement or other independent certified public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Bank, which report shall be unqualified, prepared in accordance with GAAP on a consistent basis; (b) Monthly Balance Sheet. As soon as available, but in any event not later than twenty (20) days after the end of each calendar month of each fiscal year of Borrower, commencing with the month ending April 30, 2010, a copy of the unaudited interim consolidated and consolidating balance sheet of Borrower as of the end of each such month, and the related unaudited interim consolidated and consolidating statements of income, shareholder equity and cash flow (i) as of the end of each such month, and (ii) for the portion of the fiscal year through such date, each delivered in the format attached hereto as Exhibit “A” and prepared by the Chief Financial Officer of Borrower in accordance with GAAP, applied on a consistent basis and accompanied by a certificate to that effect executed by the Chief Financial Officer of Borrower, provided the December monthly statements shall be subject to customary year end adjustments; (c) Certificate. On or prior to the twentieth (20th) day of each calendar month, a certificate prepared and signed by the Chief Financial Officer, Chief Executive Officer or Vice President of Finance of Borrower as to whether or not, as of the close of such preceding calendar month, and at all times during such preceding calendar month, Borrower was in compliance with all the provisions in this Agreement showing computation of financial covenants and attesting to compliance with negative covenants and the actual versus forecasted results of operations with respect to the covenants set forth in section 7.13 of the Credit Agreement related to the subordinate financing from CitiBank, N.A. and

HSBC Bank, USA, National Association to Borrower; (d) Cash Flow Forecast. Prior to the close of business on the business day immediately following the last business day of each week, a rolling 13-week cash flow forecast of Borrower in the format attached hereto as Exhibit “B.”

7.               Limited Financial Covenant Waiver. Bank hereby waives the application of the covenant in the Loan Agreement entitled “Fixed Charge Coverage Ratio” and cross defaults to the extent that such defaults have been waived by CitiBank, N.A. and HSBC Bank, USA, National Association (collectively, the “Subordinate Lenders”) related to their subordinate financing with Borrower, but not otherwise, until the maturity date of the Note as extended by this Agreement, upon which date such waiver shall expire automatically. From and after the date hereof, and provided that Borrower is not in default under any Loan Document, Borrower’s failure to comply with such covenant shall not constitute a default under the Loan Agreement or any other Loan Document. Borrower acknowledges and agrees that the waiver described in this Section 7 does not constitute a waiver of any of Bank’s rights under any other document delivered in connection with the Loan or otherwise. Notwithstanding anything to the contrary in this Agreement, future unwaived defaults by the Subordinate Lenders, their successors or assigns, will constitute defaults under the Loan Documents resulting from the existing cross default language in the Loan Documents.

8.               Principal Payment. Prior to the effectiveness of this Agreement, Borrower shall make a principal payment to Bank to be applied to the Note in the amount of $150,000.00.

9.               Reconfirmation. Borrower hereby restates and reconfirms all representations, warranties, covenants, agreements and stipulations contained in the Loan Documents, as if set out herein in full and further acknowledges and agree that the Loan Documents are valid, binding and legally enforceable against Borrower in accordance with their terms, as modified.

10.             Warranties and Representations. Borrower warrants and represents as follows:

(a)           This Agreement and the Loan Documents constitute legally binding obligations and are enforceable against Borrower in accordance with their respective terms;

(b)           Neither this Agreement nor any other document delivered in connection herewith or action taken in connection herewith shall be deemed or construed to be a satisfaction, novation, or release of any obligations of Borrower under the Loan Documents, and the execution of this Agreement shall not constitute a waiver of any of the Bank’s rights thereunder except as set forth in Section 7 above, and as otherwise provided herein;

(c)           Bank has no further obligation to Borrower under the terms of the Loan Documents or with respect to any transaction contemplated thereby or related thereto except as expressly set forth herein; and

(d)           Borrower is not a party to, or subject of, any lawsuit, complaint, counterclaim, cross-claim, adversary proceeding, arbitration proceeding, bankruptcy or insolvency proceeding, administrative claim or other legal action or proceeding.

11.             General Release of Bank. Borrower, in consideration of the premises herein contained and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged hereby releases and discharges Bank, its agents, officers, directors, employees, affiliates, attorneys, successors and assigns, jointly and severally, from any and all manner of action and actions, cause or causes of action, suits, debts, sums of money, accounts, covenants, contracts, controversies, obligations, liabilities, agreements, promises, expenses, damages, claims or demand of every nature and kind whatsoever, if any, at law or in equity, whether now accrued or hereafter maturing and whether known or unknown which Borrower now has or hereafter can, shall, or may have by reason of any matter, cause or thing from the beginning of the world to and including the date hereof which may arise or could arise by reason of the making, administration, disbursement, documentation, demand for payment, foreclosure or modification of the Loan.

12.             Impairment. Nothing herein invalidates or shall invalidate any security now held by Bank for the aforesaid indebtedness as herein modified nor impair or release any covenant, modification, condition, agreement or stipulation in the Loan Documents and the same shall continue in full force and effect, and Borrower covenants and agrees to keep, perform, comply with, and abide by, each and every of the covenants, conditions, agreements and stipulations of this Agreement and the Loan Documents.

13.             Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay all costs and expenses incurred by Bank in connection with the negotiation, preparation and administration of this Agreement.

14.             Taxes. It is the intent of Borrower and Bank that this Agreement only modify the terms of the Loan Documents in a manner so that no additional title insurance premiums, documentary stamp tax or intangible personal property tax shall be due and payable. In the event additional title insurance premiums, documentary stamp tax, intangible personal property tax or other taxes or costs are assessed, imposed or, in Bank’s sole opinion, are due and payable, Borrower shall immediately pay the same, including any interest and penalties imposed in connection therewith, and Borrower hereby agrees to indemnify, defend and hold Bank harmless from any liability, loss, costs, damages, interest and penalties, including attorneys’ fees, that Bank may incur thereby. Any sums paid by Bank shall be immediately due and payable by Borrower. This provision shall survive the repayment of the Note.

15.             Default. If any of Borrower’s representations contained herein or in the Note or in the Mortgage shall prove to be incorrect or untrue in any material manner or if

Borrower fails to perform any of its covenants and agreements contained herein, the occurrence of any such event shall constitute a default under the Note and the Mortgage entitling Bank to the exercise of all of its rights and remedies under the Note and the Mortgage.

16.             Survival. Notwithstanding the execution of this Agreement, Borrower acknowledges that all remedies of Bank under the terms of the Loan Documents shall survive the execution hereof and that each and every remedy shall be cumulative and concurrent and shall be in addition to each and every other right, power and remedy given hereunder. Except as expressly set forth herein, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of the Bank under the terms of the Loan Documents.

17.             No Novation. Borrower and Lender hereby acknowledge and agree that this Agreement shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

18.             Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

19.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to choice of law rules thereunder.

20.             Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but may only be done so by instruments in writing signed by the party against whom enforcement of the change, modification, waiver, discharge or termination is asserted.

21.             Paragraph Headings. Paragraph headings are inserted for convenience of reference only and shall not be involved or considered in the interpretation of this Agreement.

22.             Entire Agreement. Except as specifically set forth herein, there are no other modifications of any of the Loan Documents nor any other agreements between the parties relating to the modification, amendment or extension of the Note.

23.             Counterparts. This Agreement may be executed in any number of counterparts and each counterpart taken together shall constitute a single instrument.

24.             Binding Agreement. The covenants and agreements contained herein shall be binding upon and inure to the benefit of Borrower and Bank, and their respective heirs, successors, assigns, personal representatives and legal representatives.

25.           Waiver of Jury Trial. BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION INVOLVING THE LOAN DOCUMENTS, THIS AGREEMENT, THE INDEBTEDNESS EVIDENCED BY THE NOTE AND SECURED BY THE MORTGAGE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY RELATED TO OR INVOLVING THE LOAN DOCUMENTS, THIS AGREEMENT OR THE INDEBTEDNESS EVIDENCED BY THE NOTE AND SECURED BY THE MORTGAGE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT.

[signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

“BORROWER”

COUNTRYWIDE HARDWARE, INC., a Delaware corporation

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President

STATE OF New York
COUNTY OF Suffolk

The foregoing instrument was acknowledged before me this 21st day of April 2010, by Joseph A. Molino, Jr., as Vice President of Countrywide Hardware, Inc., a Delaware corporation, on behalf of the corporation, who is personally known to me or who has produced                    as identification.

/s/ Robert C. Weiden
Print Name:	Robert C. Weiden
Notary Public, State and County Aforesaid
My Commission Expires:	12-22-10
Commission Number:	4875900

ROBERT C. WEIDEN
Notary Public, State of New York
No. 4875900
Qualified in Suffolk County
Commission Expires	12-22-10

“BANK”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to Wachovia Bank, National Association

	By:	/s/ Michael L Williamson
	Name:	Michael L Williamson
	Title:	SR Vice President

STATE OF Florida
COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me this 22 day of April 2010, by Michael L Williamson               , as Senior V. P. of Wells Fargo Bank, National Association, a national banking association, successor-by-merger toWachovia Bank, National Association, on behalf of the association, who is personally known to me or who has produced                    as identification.

/s/ Sandy C. Barber
	Print Name:	Sandy C. Barber
[SEAL]	Notary Public, State and County Aforesaid
	Commission Number:	DD797576
	My Commission Expires:	July 21, 2012

INSTR # 2002177275
PREPARED BY: Michael D. Morelly, Esq.	OR BK 11663 PG 0770
Michael D. Morelly, Esq.	RECORDED 05/24/2002 03: 24 PM
1200 S. Pine Island Rd., Ste 220	RICHARD AKE CLERK OF COURT
Plantation, Florida 33324	HILLSBOROUGH COUNTY
DOC TAX PD (F.S.201.08) 7,084.00
INT. TAX PD (F.S.199) 4,048.00
RETURN TO:	DEPUTY CLERK P Beckham

Gibbons Cohn

2/8

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $7,048.00 AND FLORIDA NON-RECURRING INTANGIBLE TAXES IN THE AMOUNT OF $4,048.00 ARE BEING PAID UPON RECORDATION OF THIS INSTRUMENT.

MORTGAGE, SECURITY AGREEMENT AND ABSOLUTE ASSIGNMENT OF
LEASES

This MORTGAGE (hereafter referred to as “Mortgage”) made May 24, 2002, by and between, Countrywide Hardware, Inc., whose address is 300 Smith Street, Farmingdale, New York 11735 (“Mortgagor”) and Wachovia Bank, National Association, a national banking association, whose address is 214 North Hogan Street - FL0070, Jacksonville, Florida 32202 (“Bank”).

W I T N E S S E T H:

To secure payment and performance of obligations under a Promissory Note (the “Note”) dated May 24, 2002, in the amount of $2,024,000.00, made by Mortgagor payable to Bank, this Mortgage, other loan documents as defined in the Note (the “Loan Documents”), and swap agreements (as defined in 11 U.S.C. § 101) between Bank and Mortgagor, and any renewals, extensions, novations, or modifications of the foregoing (collectively the “Obligations”), and in consideration of these premises and for other consideration, Mortgagor does mortgage, grant and convey unto Bank, its successors and assigns, all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”): (i) all those certain tracts of land in the County of Hillsborough, State of Florida described in EXHIBIT A attached hereto and made part hereof (the “Land”); (ii) all buildings and improvements now or hereafter erected on the Land; (iii) all fixtures, machinery, equipment and other articles of real, personal or mixed property attached to, situated or installed in or upon, or used in the operation or maintenance of, the Land or any buildings or improvements situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the Land; (iv) all building materials, building machinery and building equipment delivered on site to the Land during the course of, or in connection with, any construction, repair or renovation of the buildings and improvements situated or to be situated thereon; (v) all leases, licenses or occupancy agreements of all or any part of the Land and all extensions, renewals, and modifications thereof, and any options, rights of first refusal or guarantees relating thereto; all rents, income, revenues, security deposits, issues, profits, awards and payments of any kind payable under the leases or otherwise arising from the Land; (vi) all contract rights, accounts receivable and general intangibles relating to the Land or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies; (vii) all estates, rights, tenements, hereditaments, privileges, easements, and appurtenances of any kind benefiting the Land; all means of access to and from the Land, whether public or private; and all water and mineral rights; and (viii) all “Proceeds” of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the jurisdiction where this Mortgage is recorded (the “UCC”), whether cash or non-cash, and including insurance proceeds and condemnation awards; and all replacements, substitutions and accessions thereof.

TO HAVE AND TO HOLD the Property and all the estate, right, title and interest, in law and in equity, of Mortgagor in and to the Property unto Bank, its successors and assigns, forever.

Mortgagor WARRANTS AND REPRESENTS that Mortgagor is lawfully seized of the Property, in fee simple, absolute, that Mortgagor has the legal right to convey and encumber the same, and that the Property is free and clear of all liens and encumbrances. Mortgagor further warrants and will forever defend all and singular the Property and title thereto to Bank and Bank’s successors and assigns, against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS that if all Obligations are timely paid and performed each and every representation, warranty, agreement, and condition of this Mortgage, the other Loan Documents and any swap agreements, are complied with and abided by, this Mortgage and the estate hereby created shall cease and be null, void, and canceled of record.

To protect the security of this Mortgage, Mortgagor further represents and agrees with Bank as follows:

Payment of Obligations. That the Obligations shall be timely paid and performed.

Future Advances. This Mortgage is given to secure not only existing Obligations, but also future advances made within 20 years of the date of this Mortgage to the same extent as if such future advances are made on the date of the execution of this Mortgage. The principal amount (including any swap agreements and future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed the maximum principal amount of $4,048,000.00, plus all interest, costs, reimbursements, fees and expenses due under this Mortgage and secured hereby. Mortgagor shall not execute any document that impairs or otherwise impacts the priority of any future advances secured by this Mortgage.

Grant of Security Interest in Personal Property. This Mortgage constitutes a security agreement under the UCC and shall be deemed to constitute a fixture financing statement. Mortgagor hereby grants a security interest in any personal property included in the Property. On request of Bank, Mortgagor will execute one or more Financing Statements in form satisfactory to Bank and will pay all costs and expenses of filing the same in all public filing offices, where filing is deemed desirable by Bank. Bank is authorized to file Financing Statements relating to the Property without Mortgagor’s signature where permitted by law. Mortgagor appoints Bank as its attorney-in-fact to execute such documents necessary to perfect Bank’s security interest on Mortgagor’s behalf. The appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding.

Leases, Subleases and Easements. Mortgagor shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of the Property. Mortgagor shall not, without the consent of Bank, enter into any new lease of all or any portion of the Property, agree to the cancellation or surrender under any lease of all or any portion of the Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a lease or sublease), modify any such lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new lease, cancellation, surrender, prepayment or modification made without the consent of Bank shall be void as against Bank.

Required Insurance. Mortgagor shall maintain with respect to the Property: (i) during construction of any improvements on the Property, “all-risk” builders risk insurance (non-reporting Completed Value with Special Cause of Loss form), in an amount not less than the total value of the improvements under construction, naming Bank as mortgagee and loss payee; (ii) upon completion of construction and at all other times, insurance against loss or damage by fire and other casualties and

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hazards by insurance written on an “all risks” basis, including specifically windstorm and/or hail damage, in an amount not less than the replacement cost thereof, naming Bank as loss payee and mortgagee; (iii) if the Property is required to be insured pursuant to the National Flood Reform Act of 1994, and the regulations promulgated thereunder, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure, naming Bank as mortgagee and loss payee; and (iv) liability insurance providing coverage in such amount as Bank may require but in no event less than $1,000,000.00 combined single limit, naming Bank as an additional insured; and (v) such other insurance as Bank may require from time to time.

All casualty insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Bank that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor and the further agreement of the insurer waiving rights of subrogation against Bank, and rights of set-off, counterclaim or deductions against Mortgagor.

All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts satisfactory to Bank. At least 30 days prior to the expiration of each such policy, Mortgagor shall furnish Bank with evidence satisfactory to Bank that such policy has been renewed or replaced or is no longer required hereunder. All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Bank. In the event Mortgagor fails to provide, maintain, keep in force, and furnish to Bank the policies of insurance required by this paragraph, Bank may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Bank chooses, at Mortgagor’s expense; provided however, Bank shall have no responsibility to obtain any insurance, but if Bank does obtain insurance, Bank shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Mortgagor.

Insurance Proceeds. After occurrence of any loss to any of the Property, Mortgagor shall give prompt written notice thereof to Bank.

In the event of such loss all insurance proceeds shall be payable to Bank, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Bank. Bank is hereby authorized by Mortgagor to settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Mortgagor appoints Bank as its attorney-in-fact to receive and endorse any insurance proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

In the event of any damage to or destruction of the Property, Bank shall have the option of applying or paying all or part of the insurance proceeds to (i) the Obligations in such order as Bank may determine, (ii) restoration of the Property, or (iii) Mortgagor. Nothing herein shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property as required herein.

Impositions; Escrow Deposit. Mortgagor will pay all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon the Property under any law or ordinance (all of the foregoing collectively “Impositions”) before they become delinquent and in any event in the same calendar year in which they first become due. Upon request of Bank (but only if Mortgagor has failed to timely pay same when and as due), Mortgagor shall add to each periodic payment required under the Note the amount estimated by Bank to be sufficient to enable Bank to pay, as they come due, all Impositions and insurance premiums which Mortgagor is required to pay hereunder. Payments requested under this provision shall be supplemented or adjusted as required by Bank from time to time. Such funds may be commingled with the general funds of Bank and shall not earn interest. Upon the occurrence of a Default, Bank may apply such funds to pay any of the Obligations.

Use of Property. Mortgagor shall use and operate, and require its lessees or licensees to use and operate, the Property in compliance with all applicable laws and ordinances, covenants, and restrictions, and with all applicable requirements of any lease or sublease now or hereafter affecting the

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Property. Mortgagor shall not permit any unlawful use of the Property or any use that may give rise to a claim of forfeiture of any of the Property. Mortgagor shall not allow changes in the stated use of Property from that disclosed to Bank at the time of execution hereof. Mortgagor shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and written consent of, Bank.

Maintenance, Repairs and Alterations. Mortgagor shall keep and maintain the Property in good condition and repair and fully protected from the elements to the satisfaction of Bank. Mortgagor will not materially remove, demolish or structurally alter more than twenty-five (25%) percent of any of the buildings or other improvements on the Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Bank. Mortgagor shall promptly notify Bank in writing of any material loss, damage or adverse condition affecting the Property.

Eminent Domain. Should the Property or any interest therein be taken or damaged by reason of any public use or improvement or condemnation proceeding (“Condemnation”), or should Mortgagor receive any notice or other information regarding such Condemnation, Mortgagor shall give prompt written notice thereof to Bank. Bank shall be entitled to all compensation, awards and other payments or relief granted in connection with such Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Bank shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Mortgagor related to any Condemnation (the “Proceeds”) are hereby assigned to Bank and Mortgagor agrees to execute such further assignments of the Proceeds as Bank may require. Bank shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Mortgagor appoints Bank as its attorney-in-fact to receive and endorse the Proceeds to Bank, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

Environmental Condition of Property and Indemnity. Mortgagor warrants and represents to Bank, except as reported by Mortgagor to Bank in writing, that: (i) Mortgagor has inspected and is familiar with the environmental condition of the Property; (ii) the Property and Mortgagor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time (“Environmental Laws”); (iii) to the best of Mortgagor’s knowledge and belief, the Property is not and has never been used to generate, handle, treat, store or dispose of, in any quantity, oil, petroleum products, hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants (“Hazardous Materials”) in violation of any Environmental Laws; and (iv) no Hazardous Materials (including asbestos or lead paint in any form) are located on or under the Property or emanate from the Property, except those that are properly handled and disposed of in accordance with all federal and state laws. Further, Mortgagor represents to Bank that no portion of the Property is a protected wetland. Mortgagor agrees to notify Bank immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property.

Mortgagor shall indemnify, hold harmless, and defend Bank from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys’, consultants’ or experts’ fees of every kind and nature incurred, suffered by or asserted against Bank as a direct or indirect result of: (i) representations made by Mortgagor in this Section being or becoming untrue in any material respect; (ii) Mortgagor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Mortgage, exist on the Property. Bank shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections made after Default or which are required by laws or regulations applicable to Bank shall be borne by Mortgagor. Mortgagor’s obligations under this Section shall continue, survive and remain in full force and effect notwithstanding foreclosure, satisfaction of this Mortgage or full satisfaction of the Obligations. However, Mortgagor’s indemnity shall not apply to any negligent or intentional act of Bank which takes place after foreclosure or satisfaction of this Mortgage.

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Appraisals. Mortgagor agrees that Bank may obtain an appraisal of the Property when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency or at such other times as Bank may reasonably require. Such appraisals shall be performed by an independent third party appraiser selected by Bank. The cost of such appraisals shall be borne by Mortgagor. If requested by Bank, Mortgagor shall execute an engagement letter addressed to the appraiser selected by Bank. Mortgagor failure or refusal to sign such an engagement letter, however, shall not impair Bank’s right to obtain such an appraisal. Mortgagor agrees to pay the cost of such appraisal within 10 days after receiving an invoice for such appraisal.

Inspections. Bank, or its representatives or agents, are authorized to enter at any reasonable time upon any part of the Property for the purpose of inspecting the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Mortgage at their own risk.

Liens and Subrogation. Mortgagor shall pay and promptly discharge all liens, claims and encumbrances upon the Property. Mortgagor shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (i) such contest suspends the collection thereof or there is no danger of the Property being sold or forfeited while such contest is pending; (ii) Mortgagor first deposits with Bank a bond or other security satisfactory to Bank in such amounts as Bank shall reasonably require; and (iii) Mortgagor thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged.

Bank shall be subrogated to any liens, claims and encumbrances against Mortgagor or the Property that are paid or discharged through payment by Bank or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

Waiver of Mortgagor’s Rights. To the fullest extent permitted by law, Mortgagor waives any: (i) rights of homestead or other exemption with regard to any of the Property; (ii) rights or claims of equitable or statutory redemption; (iii) rights of appraisal; and (iv) rights to require marshaling of assets except as same is permitted by law.

Payments by Bank; Indemnification. In the event of default in the timely payment or performance of any of the Obligations, Bank, at its option and without any duty on its part to determine the validity or necessity thereof, but with notice to Borrower, may pay the sums for which Mortgagor is obligated. Further, Bank may pay such sums as Bank deems appropriate for the protection and maintenance of the Property including, without limitation, sums to pay Impositions and other levies, assessments or liens, maintain insurance, make repairs, secure the Property, maintain utility service, intervene in any condemnation and pay attorneys’ fees and other fees and costs to enforce this Mortgage or protect the lien hereof (including foreclosure) or collect the Obligations, without limitation, including those incurred in any proceeding including Bankruptcy or arbitration. Any amounts so paid shall bear interest at the default rate stated in the Note and shall be secured by this Mortgage.

In the event Bank shall become party to any suit or legal proceeding by reason of its status as holder of this Mortgage, Mortgagor shall indemnify and hold harmless Bank and reimburse Bank for any amounts paid or incurred by Bank, including all reasonable costs, charges and attorneys’ fees in any such suit or proceeding.

Assignment of Rents. Mortgagor hereby absolutely assigns and transfers to Bank all the leases, rents, issues and profits of the Property (collectively “Rents”). Although this assignment is effective immediately, so long as no Default exists, Bank gives to and confers upon Mortgagor the privilege under a revocable license to collect as they become due, but not prior to accrual, the Rents and to demand, receive and enforce payment, give receipts, releases and satisfactions, and sue in the name of Mortgagor for all such Rents. Mortgagor represents there has been no prior assignment of leases or Rents, and agrees not to further assign such leases or Rents. Upon any occurrence of Default, the license granted to Mortgagor herein shall be automatically revoked without further notice to or demand upon Mortgagor, and Bank shall have the right, in its discretion, without notice, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, (i) to enter

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upon and take possession of the Property, (ii) notify tenants, subtenants and any property manager to pay Rents to Bank or its designee, and upon receipt of such notice such persons are authorized and directed to make payment as specified in the notice and disregard any contrary direction or instruction by Mortgagor, and (iii) in its own name, sue for or otherwise collect Rents, including those past due, and apply Rents, less costs and expenses of operation and collection, including attorneys’ fees, to the Obligations in such order and manner as Bank may determine or as otherwise provided for herein. Bank’s exercise of any one or more of the foregoing rights shall not cure or waive any Default or notice of Default hereunder.

Due on Sale or Further Encumbrance. The direct or indirect sale, assignment, or conveyance of the Property, or any interest therein, or the further encumbrance of the Property, without Bank’s written consent shall, at Bank’s option, constitute a Default under this Mortgage. Transfer of control of or a controlling interest in the Mortgagor shall be deemed a transfer of the Property except that a transfer or merger with Guarantor shall not constitute a default hereunder.

Remedies of Bank on Default. Failure of Mortgagor or any other person liable to timely pay or perform any of the Obligations is a default (“Default”) under this Mortgage. Upon the occurrence of Default the following remedies are available, without limitation, to Bank: (i) Bank may exercise any or all of Bank’s remedies under this Mortgage or other Loan Documents including, without limitation, acceleration of maturity of all payments and Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) with Bank, which shall be governed by the default and termination provisions of said swap agreements; (ii) Bank may take immediate possession of the Property or any part thereof (which Mortgagor agrees to surrender to Bank) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents to the payment of: (a) the Obligations, together with all costs and attorneys’ fees; (b) all Impositions and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (c) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of the Property and the management and operation thereof; all in such order or priority as Bank in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property; (iii) Bank may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the Rents therefrom as hereinabove provided. In the event of such application, Mortgagor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Mortgagor, without regard to whether Mortgagor has committed waste or permitted deterioration of the Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Obligations.

Miscellaneous Provisions. Mortgagor agrees to the following: (i) All remedies available to Bank with respect to this Mortgage or available at law or in equity shall be cumulative and may be pursued concurrently or successively. No delay by Bank in exercising any remedy shall operate as a waiver of that remedy or of any Default. Any payment by Bank or acceptance by Bank of any partial payment shall not constitute a waiver by Bank of any Default; (ii) The provisions hereof shall be binding upon and inure to the benefit of Mortgagor, its heirs, personal representatives, successors and assigns including, without limitation, subsequent owners of the Property or any part thereof, and shall be binding upon and inure to the benefit of Bank, its successors and assigns and any future holder of the Note or other Obligations; (iii) Any notices, demands or requests shall be sufficiently given Mortgagor if in writing and mailed or delivered to the address of Mortgagor shown above or to another address as provided herein and to Bank if in writing and mailed or delivered to Bank’s office address shown above, or such other address as Bank may specify from time to time and in the event that either party hereto changes its address at any time prior to the date the Obligations are paid in full, that party shall promptly give written notice of such change of address by registered or certified mail, return receipt requested, all charges prepaid; (iv) This Mortgage may not be changed, terminated or modified orally or in any manner other than by an instrument in writing signed by the parties hereto; (v) The captions or headings at the beginning of each paragraph hereof are for the convenience of the parties and are not a part of this

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Mortgage; (vi) If the lien of this Mortgage is invalid or unenforceable as to any part of the Obligations, the unsecured portion of the Obligations shall be completely paid (and all payments made shall be deemed to have first been applied to payment of the unsecured portion of the Obligations) prior to payment of the secured portion of the Obligations and if any clause, provision or obligation hereunder is determined invalid or unenforceable the remainder of this Mortgage shall be construed and enforced as if such clause, provision or obligation had not been contained herein; (vii) This Mortgage shall be governed by and construed under the laws of the jurisdiction where this Mortgage is recorded; (viii) Mortgagor by execution and Bank by acceptance of this Mortgage agree to be bound by the terms and provisions hereof.

Mortgagor has signed and sealed this instrument as of the day and year first above written.

Mortgagor
Countrywide Hardware, Inc.

CORPORATE	By:	/s/ Joseph A. Molino, Jr
SEAL		Joseph A. Molino, Jr., Vice Preside

STATE OF NEW YORK

COUNTY OF NASSAU

Corporate Acknowledgment

The foregoing instrument was acknowledged this day by Joseph A. Molino, Jr., Vice President of Countrywide Hardware, Inc., a Delaware corporation on behalf of the corporation, who is personally known to me.

Witness my hand and official seal, this 6th day of May 2002.

Notary Seal	/s/ GEORGE DeMOTT	, Notary Public

GEORGE DeMOTT
Notary Public, State of New York
No. 01DE6036862
Qualified in Suffolk County
Commission Expires February 07, 2006

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EXHIBIT A

Lot 5, FISHER’S FARMS, according to the plat thereof, recorded in Plat Book 26, Page 1, of the Public Records of Hillsborough County, Florida, LESS the North 100 feet of the South 475.60 feet of the West 125 feet and LESS the South 70 feet of said Lot 5, AND

The North 100 feet of the South 475.60 feet of the West 125 feet of Lot 5, FISHER’S FARMS, according to the plat thereof, recorded in Plat Book 26, Page 1, of the Public Records of Hillsborough County, Florida.

PROMISSORY NOTE

$2,024,000.00	May 24, 2002

FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $7,084.00 HAS BEEN AFFIXED TO THE RECORDED INSTRUMENT PURSUANT TO SECTION 201.08, FLORIDA STATUTE.

Countrywide Hardware, Inc.

300 Smith Street

Farmingdale, New York 11735

Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association
214 North Hogan Street - FL0070
Jacksonville, Florida 32202
Hereinafter referred to as “Bank”)

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, in writing, the sum of Two Million, Twenty-Four Thousand and No/100 Dollars ($2,024,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower of even date herewith, as modified from time to time.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan(s) evidenced by this Note for the commercial purposes of Borrower, as follows: to finance the acquisition of certain real property located at 10333 Windhorst Road, Tampa, Florida,

SECURITY. Borrower has granted Bank a security interest in the collateral described in the Loan Documents, including, but not limited to, real property collateral described in that certain Mortgage of even date herewith.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at 1-month LIBOR plus 1.55% (“Interest Rate”), as determined by Bank prior to the commencement of each consecutive interest period of 1 month (each, an “Interest Period”) during the term of the Note; provided, the first Interest Period shall commence on the date of this Note and end on the first date thereafter that interest is due. Each Interest Rate shall remain in effect for the entire Interest Period until redetermined for the next successive Interest Period. “LIBOR” is the rate for U. S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

INDEMNIFICATION. Borrower shall indemnify Bank against Bank’s loss or expense as a consequence of (a) Borrower’s failure to make any payment when due under this Note, after any applicable grace period hereunder, (b) intentionally omitted, or (c) any failure to make a borrowing or conversion after giving notice thereof (“Indemnified Loss or Expense”). The amount of such Indemnified Loss or Expense shall be determined by Bank based upon the assumption that Bank funded 100% of that portion of the loan in the London interbank market.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations shall bear interest at the Interest

Rate plus 3% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUALI/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding the nominal rate.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of principal of $11,244.44, plus accrued interest, commencing on June 24, 2002, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on May 24, 2009.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. Loan Documents. The term “Loan Documents” used in this Note and the other Loan Documents refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, a commitment letter that survives closing, a loan agreement, this Note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101). Obligations. The term “Obligations” used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank whenever executed. Certain Other Terms. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

CURE PERIOD. Except as provided below, a Default based upon Nonpayment, as defined herein, may be cured within 5 days of the date such payment is due and any other Default may be cured within 10 days after written notice thereof is mailed to the Borrower by Bank. The Borrower’s right to cure shall be applicable only to curable defaults and shall not apply, without limitation, to Defaults based upon False Warranty or Cessation; Bankruptcy. Borrower shall have the right to cure a Default requiring mailing of notice only once during any 12 month period. Bank shall not exercise its remedies to collect the Obligations except as Bank reasonably deems necessary to protect its interest in collateral securing the Obligations during a cure period.

DEFAULT. If any of the following occurs and is not cured within the applicable Cure Period, a default (“Default”) under this Note shall exist: Nonpayment; Nonperformance. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. False Warranty. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. Cross Default. At Bank’s option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder (s) of the majority ownership interests of Borrower with Bank or its affiliates (“Affiliate” shall have the meaning as defined in 11 U.S.C. § 101, except that the term “Borrower” shall be substituted for the term “Debtor” therein; “Subsidiary” shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). Cessation; Bankruptcy. The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of Borrower, or any party to the Loan Documents. Material Business Alteration. Without prior written consent of Bank, a material alteration in the kind or type of Borrowers business. Material Capital Structure or Business Alteration. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower’s business or that of Borrower’s Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower’s Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower’s Subsidiaries or Affiliates or any guarantor, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower or any of Borrower’s Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation. Notwithstanding the foregoing, Borrower may be merged into Guarantor without default upon prior written notice of same to Bank.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: Bank Lien. Foreclose its security interest or lien against Borrower’s accounts without notice. Acceleration Upon Default. Accelerate the maturity of this Note and, at Bank’s option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. § 101) between Borrower and Bank, which shall be governed by the default and termination provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower’s financial condition. Such information shall be true, complete, and accurate.

parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq, of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Exemplary Damages. The parties agree that they shall not have a remedy of punitive or exemplary damages against other parties in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

Countrywide Hardware, Inc.
Taxpayer Identification Number.	82-0542665

By:	/s/ Joseph A. Molino, Jr.	(SEAL)
Joseph A. Molino, Jr., Vice President

LOAN AGREEMENT

Wachovia Bank, National Association
214 North Hogan Street - FL01070
Jacksonville, Florida 32202

Hereinafter referred to as the “Bank”)

Countrywide Hardware, Inc.

300 Smith Street

Farmingdale, New York 11735

Hereinafter referred to as the “Borrower”)

This Loan Agreement (“Agreement”) is entered into May 24, 2002, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the “Loan”) evidenced by one or more promissory notes dated May 24, 2002 or other notes subject hereto, as modified from time to time (whether one or more, the “Note”) and all Loan Documents. The terms “Loan Documents” and “Obligations,” as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower’s financial condition will accurately reflect Borrower’s financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower’s or any guarantor’s assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank (“Permitted Liens”). To Borrower’s knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower’s present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21

U. S. C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U. S. C. § 101. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required to be delivered to Bank by the Guarantor, a certificate signed by Borrower, in the form attached hereto as Exhibit A, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no “Default” as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Borrower’s compliance with the financial covenants contained herein. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (and as to items (i), (ii), (iii), if such matter is a claim in excess of $50,000.00) (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower’s name or address as shown above, and/or any change in Borrower’s structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements,

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reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Change in Fiscal Year. Change its fiscal year. Change of Control. Make or suffer a change of ownership that effectively changes control of Borrower from current ownership. Notwithstanding the foregoing, Borrower may be merged into Guarantor without default upon prior written notice of same to Bank. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock except as part of a merger with Guarantor.

TAX RETURNS. Borrower shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, together with all schedules thereto, each of which shall be signed and certified by Borrower to be true and complete copies of such returns. In the event an extension is filed, Borrower shall deliver a copy of the extension within 30 days of filing. This provision may also be met by the delivery to the Bank of copies of any consolidated and consolidating returns filed by Borrower’s parent corporation.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

Countrywide Hardware, Inc.

By:	/s/ Joseph A. Molino, Jr.	(SEAL)
Joseph A. Molino, Jr. Vice President

Wachovia Bank, National Association

By:	/s/ Dena Bombard, Vice President	(SEAL)
Dena Bombard, Vice President

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AMENDMENT LETTER

December 31, 2006

COUNTRYWIDE HARDWARE, INC.

300 Smith Street

Farmingdale, New York 11735

FLORIDA PNEUMATIC MANUFACTURING CORPORATION

851 Jupiter Park Lane

Jupiter, Florida 33458

and

EMBASSY INDUSTRIES, INC.

300 Smith Street

Farmingdale, New York 11735

Attn: Joseph A. Molino, Jr.

Re:                              Wachovia Bank, National Association (the “Bank”) $1,800,000.00 loan to FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), as guaranteed by P&F INDUSTRIES, INC., a Delaware corporation (“P&F Industries”);

$2,024,000.00 loan to COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide Hardware”), as guaranteed by P&F Industries; and

$1,697,300.74 amended and restated loan to EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy Industries”) as guaranteed by P&F Industries

Dear Mr. Molino:

Reference is made to that certain loan from the Bank to Florida Pneumatic (the “Florida Pneumatic Loan”), as evidenced by certain loan documents (the “Florida Pneumatic Loan Documents”), which Florida Pneumatic Loan Documents include, but are not limited to, that certain Loan Agreement dated as of January 23, 1999, by and between the Bank and Florida Pneumatic, as amended by that certain Amendment Letter dated as of January 24, 2003, as further amended by that certain Amendment Letter dated as of April 7, 2005 (as the same may be amended or restated, the “Florida Pneumatic Loan Agreement”), and that certain $1,800,000.00 Promissory Note dated as of February 26, 1999, made by Florida Pneumatic to the order of the Bank in the original principal amount of $1,800,000.00, as modified by that certain Amendment Letter dated as of April 7, 2005, by and between the Bank and Florida Pneumatic (as the same may be amended or restated, the “Florida Pneumatic Note”).

Reference is also made to that certain loan from the Bank to Countrywide Hardware (the “Countrywide Hardware Loan”), as evidenced by certain loan documents (the “Countrywide Hardware Loan Documents”), which Countrywide Hardware Loan Documents include, but are not limited to, that certain Loan Agreement dated as of May 24, 2002, by and between the Bank and Countrywide Hardware, as amended by that certain Amendment Letter dated as of April 7, 2005 (as the same may be amended or restated the “Countywide Hardware Loan Agreement”), and that certain $2,024,000.00 Promissory Note dated as of May 31, 2002 made by Countrywide Hardware in favor of the Bank in the original principal amount of $2,024,000.00, as modified by that certain Amendment Letter dated as of April 7, 2005 by and between the Bank and Countrywide Hardware (as the same may be amended or restated, the “Countrywide Hardware Note”).

Reference is also made to that certain loan from the Bank to Embassy Industries (the “Embassy Industries Loan”), as evidenced by certain loan documents (the “Embassy Industries Loan Documents”), which Embassy Industries Loan Documents include, but are not limited to, that certain Consolidated Loan Agreement dated as of January 24, 2003, by and between the Bank and Embassy Industries, as amended by that certain Letter Agreement dated as of April 7, 2005 (as the same may be amended or restated, the “Embassy Industries Loan Agreement”), and that certain Amended, Restated and Consolidated Promissory Note dated as of January 24, 2003, made by Embassy Industries to the order of the Bank in the original principal amount of $1,697,300.74, as modified by that certain Amendment Letter dated as of April 7, 2005 by and between the Bank and Embassy Industries (as the same may be amended or restated, the “Embassy Industries Note”).

P&F Industries guaranteed all obligations to the Bank under the Florida Pneumatic Loan pursuant to that certain Unconditional Guaranty dated as of February 26, 1999, as amended by that certain Amendment Letter dated as of January 24, 2003 by and between Florida Pneumatic, P&F Industries and the Bank (the “Florida Pneumatic Guaranty”). P&F Industries also guaranteed all obligations under the Countrywide Hardware Loan pursuant to that certain Unconditional Guaranty (Replacement and Restated) dated as of April 23, 2003, as amended by that certain Amendment Letter dated as of April 7, 2005 (the “Countrywide Hardware Guaranty”). P&F Industries also guaranteed all obligations under the Embassy Industries Loan pursuant to that certain Unconditional Guaranty dated as of January 24, 2003, as amended by that certain Amendment Letter dated as of April 7, 2005 (the “Embassy Industries Guaranty”).

The Florida Pneumatic Note, the Countrywide Hardware Note and the Embassy Industries Note are hereinafter collectively referred to as the “Note”. The Florida Pneumatic Guaranty, the Countrywide Hardware Guaranty and the Embassy Industries Guaranty are hereinafter collectively referred to as the “Guaranty”. The Florida Pneumatic Loan Agreement, the Countrywide Hardware Loan Agreement and the Embassy Industries Loan Agreement are hereinafter collectively referred to as the “Loan Agreement”. The Note, the Loan Agreement, the Guaranty, the Florida Pneumatic Loan Documents, the Countrywide Hardware Loan Documents and the Embassy Industries Loan Documents are hereinafter collectively referred to as the “Loan Documents.”

Florida Pneumatic, Countrywide Hardware and Embassy Industries have requested and the Bank has agreed to delete the Debt Service Coverage Ratio, the Senior Liabilities to Effective Tangible Net Worth Ratio, and the Minimum Capital Base requirement in the Florida Pneumatic Loan Agreement, the Countrywide Hardware Loan Agreement, the Embassy Industries Loan Agreement, the Florida Pneumatic Guaranty, the Countrywide Hardware Guaranty and the Embassy Industries Guaranty.

Florida Pneumatic, Countrywide Hardware and Embassy Industries have also requested and the Bank has agreed to delete the Tax Returns reporting requirement in the Florida Pneumatic Loan Agreement, the Countrywide Hardware Loan Agreement, the Embassy Industries Loan Agreement, the Florida Pneumatic Guaranty, the Countrywide Hardware Guaranty and the Embassy Industries Guaranty. This covenant shall be deleted in its entirety in each agreement, as applicable.

Florida Pneumatic, Countrywide Hardware and Embassy Industries have also requested and the Bank has agreed to amend the Annual Financial Statements covenant in the Florida Pneumatic Loan Agreement, the Countrywide Hardware Loan Agreement, the Embassy Industries Loan Agreement, the Florida Pneumatic Guaranty, the Countrywide Hardware Guaranty and the Embassy Industries Guaranty. This covenant shall be deleted in its entirety in each agreement, as applicable, and replaced with the following covenant by operation of this Letter Agreement:

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements of P & F Industries, Inc., a Delaware corporation (“P&F Industries”) reflecting the operations of P&F Industries during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower, P&F Industries, or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank’s approval. Borrower shall also deliver any loan covenant compliance certificate executed by P&F Industries for the preceding fiscal year.

Florida Pneumatic, Countrywide Hardware and Embassy Industries have also requested and the Bank has agreed to amend the Financial Covenant section in the Florida Pneumatic Guaranty, the Countrywide Hardware Guaranty and the Embassy Industries Guaranty. This section shall be deleted in its entirety in each agreement, as applicable, and replaced with the following covenant by operation of this Letter Agreement:

Cross Default. Any default in the payment or performance of any obligation under any other loans, contracts or agreements of Guarantor, any Subsidiary or Affiliate of Guarantor (“Affiliate” shall have the meaning as defined in 11 U.S.C. § 101, as in effect from time to time, except that the term “Guarantor” shall be substituted for the term “Debtor” therein; “Subsidiary” shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Guarantor), with Citibank or its affiliates (or a substitute lender), which is not cured or waived within ninety (90) days of the date of the subject default shall constitute a default hereunder, without the necessity of further notice. Guarantor shall provide Bank with copies of all default notifications from such lenders within five (5) days of its receipt of the same.

Florida Pneumatic acknowledges, represents, warrants and confirms to the Bank that the Florida Pneumatic Note, the Florida Pneumatic Loan Agreement, and the other Florida Pneumatic Loan Documents, as amended or modified to date, (i) are valid and binding upon Florida Pneumatic and enforceable in accordance with the respective terms thereof; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Loan Documents are hereby ratified and confirmed in all respects; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of Florida Pneumatic to or against the enforcement of the Florida Pneumatic Note, the Florida Pneumatic Loan Agreement, or the other Florida Pneumatic Loan Documents; (iv) no oral representations, statements, or inducements have been made by the Bank with respect to the Florida Pneumatic Loan, this Letter Agreement or any Florida Pneumatic Loan Document; and (v) the Bank is under no obligation to further amend or modify the Florida Pneumatic Loan Agreement or any other Florida Pneumatic Loan Document.

Florida Pneumatic, Countrywide Hardware and Embassy Industries have also requested and the Bank has agreed to approve any acquisition(s) made by P&F Industries of entities within P&F Industries’ current industry, provided that any such acquisition does not create a default or event of default under any of the Citibank Loan Documents.

Countrywide Hardware acknowledges, represents, warrants and confirms to the Bank that the Countrywide Hardware Note, the Countrywide Hardware Loan Agreement, and the other Countrywide Hardware Loan Documents, as amended or modified to date, (i) are valid and binding upon Countrywide Hardware and enforceable in accordance with the respective terms thereof; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Loan Documents are hereby ratified and confirmed in all respects; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of Countrywide Hardware to or against the enforcement of the Countrywide Hardware Note, the Countrywide Hardware Loan Agreement, or the other Countrywide Hardware Loan Documents; (iv) no oral representations, statements, or inducements have been made by the Bank with respect to the Countrywide Hardware Loan, this Letter Agreement or any Countrywide Hardware Loan Document; and (v) the Bank is under no obligation to further amend or modify the Countrywide Hardware Loan Agreement or any other Countrywide Hardware Loan Document.

Embassy Industries acknowledges, represents, warrants and confirms to the Bank that the Embassy Industries Note, the Embassy Industries Loan Agreement, and the other Embassy Industries Loan Documents, as amended or modified to date, (i) are valid and binding upon Embassy Industries and enforceable in accordance with the respective terms thereof; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Loan Documents are hereby ratified and confirmed in all respects; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of Embassy Industries to or against the enforcement of the Embassy Industries Note, the Embassy Industries Loan Agreement, or the other Embassy Industries Loan Documents; (iv) no oral representations, statements, or inducements have been made by the Bank with respect to the Embassy Industries Loan, this Letter Agreement or any Embassy Industries Loan Document; and (v) the Bank is under no obligation to further amend or modify the Embassy Industries Loan Agreement or any other Embassy Industries Loan Document.

P&F Industries acknowledges, represents, warrants and confirms to Bank that (i) the Florida Pneumatic Guaranty, the Countrywide Guaranty and the Embassy Industries Guaranty are valid and binding upon P&F Industries and enforceable in accordance with the respective terms thereof; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Florida Pneumatic Guaranty, the Countrywide Guaranty and the Embassy Industries Guaranty are hereby ratified and confirmed in all respects; and (iii) the Bank is under no obligation to amend or modify the Florida Pneumatic Guaranty, the Countrywide Guaranty or the Embassy Industries Guaranty.

Except as specifically modified herein, all other terms, conditions and provisions of the Loan Documents remain unchanged and in full force and effect. The Bank shall be under no obligation to further modify or amend any of the Loan Documents.

[CONTINUES ON FOLLOWING PAGE]

Very Truly Yours,

Wachovia Bank, National Association

By:	/s/ Frank Salomone
Name:	Frank Salomone
Title:	Vice President

[SIGNATURE APPEARS ON NEXT PAGE]

AGREED TO AND ACKNOWLEDGED BY:

FLORIDA PNEUMATIC MANUFACTURING

CORPORATION, a Florida corporation

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

[SIGNATURE APPEARS ON NEXT PAGE]

COUNTRYWIDE HARDWARE, INC., a

Delaware corporation

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

[SIGNATURE APPEARS ON NEXT PAGE]

EMBASSY INDUSTRIES, INC.,

a New York corporation

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

[SIGNATURE APPEARS ON NEXT PAGE]

P&F INDUSTRIES, INC., a Delaware corporation

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

INSTRUMENT#: 2010089501, BK: 19769 PG: 429 PGS: 429 — 435 03/17/2010 at 10:13:55 AM,  DEPUTY CLERK:BLOGGANS Pat Frank, Clerk of the Circuit Court Hillsborough County

Prepared by and after

recording return to:

Thomas G. Wilson, III, Esq.

Smith Hulsey & Busey

Post Office Box 53315

Jacksonville, Florida 32201-3315

LOAN DOCUMENTS MODIFICATION AGREEMENT

THIS LOAN DOCUMENTS MODIFICATION AGREEMENT (this “Agreement”) is made as of February 24, 2010 (the “Effective Date”), by and between COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Borrower”), whose address for notices is 445 Broadhollow Road, Suite 100, Melville 11747, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”), whose address for notices is 225 Water Street, Third Floor, FLO061, Jacksonville, Florida 32202.

Recitals:

1.             In connection with a loan from Bank to Borrower in the amount of $2,024,000.00 (the “Loan”), Borrower executed and delivered to Bank that certain Promissory Note in the original principal amount of $2,024,000.00 dated as of May 24, 2002 (the “Note”). The Note is secured by, among other things, that certain Mortgage, Security Agreement and Absolute Assignment of Leases from Borrower to Bank dated as of May 24, 2002 and recorded in Official Records Book 11663, Page 770, of the public records of Hillsborough County, Florida (the “Mortgage”).

2.             The proceeds of the Loan have been advanced in accordance with that certain Loan Agreement dated as of May 24, 2002 by and between Borrower and Bank, as modified and amended by that certain Amendment Letter dated as of December 31, 2006 (as the same may be further amended from time to time, collectively, the “Loan Agreement”).

3.             The Note, the Mortgage, the Loan Agreement and all other documents to which Bank is a party or beneficiary now or in the future together with all amendments, modifications, renewals or extensions thereof, that evidence, secure or otherwise relate to the Loan are hereinafter collectively referred to as the “Loan Documents.”

4.             Borrower has requested that Bank modify and amend certain of the Loan Documents, and Bank is willing to modify and amend certain of the Loan Documents, provided that Borrower comply with and consent to the terms set forth in this Agreement and not otherwise.

NOW, THEREFORE, in consideration of Bank modifying and amending certain of the Loan Documents, Borrower and Bank hereby agree as follows:

1.             Recitals. Borrower warrants and represents to Bank that the foregoing Recitals are true and correct. The Recitals are incorporated into this Agreement by this reference.

2.             Estoppel. Borrower represents and warrants to Bank that, as of Effective Date, the outstanding principal balance of the Note is $1,090,711.48, that accrued interest has been paid to January 21, 2010, and that accrued interest in the amount of $-0- remains due and unpaid, that the funds have been disbursed in accordance with the terms and conditions of the Loan Agreement, that no letters of credit are outstanding from Bank to Borrower, that the outstanding principal balance of the Note and accrued interest are secured by the Mortgage and are due, owing and unpaid, without defense, setoff or counterclaim, and that any defenses, setoffs or counterclaims, if any, held by Borrower presently or which may be held by Bank in the future, whether known or unknown, are hereby forever waived, released and discharged by Borrower.

3.             Ratification. Borrower ratifies, approves and consents to all the disbursements of the Loan made by Bank under the Loan Documents and acknowledges that Bank has fully complied with the terms and conditions of the Loan Documents. Borrower acknowledges that the Loan Documents are in full force and effect. Borrower hereby restates and confirms the covenants, representations, agreements, grants and warranties in the Loan Documents. Borrower ratifies, approves and consents to all action or inaction of Bank with respect to the Loan, including, but not limited to, the administering, disbursing, handling, servicing, securing, demanding, enforcing and collecting of the Loan.

4.             Modification of the Note. The Note is hereby amended and modified as follows:

(a)           The Section entitled “Repayment Terms” is deleted and replaced in its entirety to read as follows:

(i)            This Note shall be due and payable in consecutive monthly payments of principal of $11,244.44, plus accrued interest, commencing on March 24, 2010, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on June 1, 2010.

5.             Modification of the Mortgage. The Mortgage is hereby amended and modified such that the definition of the “Note” is hereby modified and amended to include the Note, as amended, modified and extended by this Agreement.

6.             Modification of the Loan Agreement. The Loan Agreement is hereby modified and amended such that the definition of the “Note” is hereby modified and amended to include the Note as amended, modified and extended in this Agreement.

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7.             Reconfirmation. Borrower hereby restates and reconfirms all representations, warranties, convenants, agreements and stipulations contained in the Loan Documents, as if set our herein in full and further acknowledges and agree that the Loan Documents, are valid, binding and legally enforceable against Borrower in accordance with their terms, as modified.

8.             Warranties and Representations. Borrower warrants and represents as follows:

(a)          This Agreement and the Loan Documents constitute legally binding obligations and are enforceable against Borrower in accordance with their respective terms;

(b)         Neither this Agreement nor any other document delivered in connection herewith or action taken in connection herewith shall be deemed or construed to be a satisfaction, novation, or release of any obligations of Borrower under the Loan Documents, and the execution of this Agreement shall not constitute a waiver of any of the Bank’s rights thereunder except as provided herein;

(c)          Bank has no further obligation to Borrower under the terms of the Loan Documents or with respect to any transaction contemplated thereby or related thereto except as expressly set forth herein; and

(d)         Borrower is not a party to, or subject of, any lawsuit, complaint, counterclaim, cross-claim, adversary proceeding, arbitration proceeding, bankruptcy or insolvency proceeding, administrative claim or other legal action or proceeding.

9.             General Release of Bank. Borrower, in consideration of the premises herein contained and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged hereby releases and discharges Bank, its agents, officers, directors, employees, affiliates, attorneys, successors and assigns, jointly and severally, from any and all manner of action and actions, cause or causes of action, suits, debts, sums of money, accounts, covenants, contracts, controversies, obligations, liabilities, agreements, promises, expenses, damages, claims or demand of every nature and kind whatsoever, if any, at law or in equity, whether now accrued or hereafter maturing and whether known or unknown which Borrower now has or hereafter can, shall, or may have by reason of any matter, cause or thing from the beginning of the world to and including the date hereof which may arise or could arise by reason of the making, administration, disbursement, documentation, demand for payment, foreclosure or modification of the Loan.

10.           Impairment. Nothing herein invalidates or shall invalidate any security now held by Bank for the aforesaid indebtedness as herein modified nor impair or release any covenant, modification, condition, agreement or stipulation in the Loan Documents and the same shall continue in full force and effect, and Borrower covenants and agrees to keep, perform, comply with, and abide by, each and every of the covenants, conditions, agreements and stipulations of this Agreement and the Loan Documents.

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11.           Costs, Expenses and Attorneys’ Fees. Borrower agrees to pay all costs and expenses incurred by Bank in connection with the negotiation, preparation and administration of this Agreement, including, but not limited to, a $5,000.00 modification fee to Bank.

12.           Taxes. It is the intent of Borrower and Bank that this Agreement only modify the terms of the Loan Documents in a manner so that no additional title insurance premiums, documentary stamp tax or intangible personal property tax shall be due and payable. In the event additional title insurance premiums, documentary stamp tax, intangible personal property tax or other taxes or costs are assessed, imposed or, in Bank’s sole opinion, are due and payable, Borrower shall immediately pay the same, including any interest and penalties imposed in connection therewith, and Borrower hereby agrees to indemnify, defend and hold Bank harmless from any liability, loss, costs, damages, interest and penalties, including attorneys’ fees, that Bank may incur thereby. Any sums paid by Bank shall be immediately due and payable by Borrower. This provision shall survive the repayment of the Note.

13.           Default. If any of Borrower’s representations contained herein or in the Note or in the Mortgage shall prove to be incorrect or untrue in any material manner or if Borrower fails to perform any of its covenants and agreements contained herein, the occurrence of any such event shall constitute a default under the Note and the Mortgage entitling Bank to the exercise of all of its rights and remedies under the Note and the Mortgage.

14.           Survival. Notwithstanding the execution of this Agreement, Borrower acknowledges that all remedies of Bank under the terms of the Loan Documents shall survive the execution hereof and that each and every remedy shall be cumulative and concurrent and shall be in addition to each and every other right, power and remedy given hereunder. Except as expressly set forth herein, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of the Bank under the terms of the Loan Documents.

15.           No Novation. Borrower and Lender hereby acknowledge and agree that this Agreement shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

16.           Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

17.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to choice of law rules thereunder.

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18.           Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but may only be done so by instruments in writing signed by the party against whom enforcement of the change, modification, waiver, discharge or termination is asserted.

19.           Paragraph Headings. Paragraph headings are inserted for convenience of reference only and shall not be involved or considered in the interpretation of this Agreement.

20.           Entire Agreement. Except as specifically set forth herein, there are no other modifications of any of the Loan Documents nor any other agreements between the parties relating to the modification, amendment or extension of the Note.

21.           Counterparts. This Agreement may be executed in any number of counterparts and each counterpart taken together shall constitute a single instrument.

22.           Binding Agreement. The covenants and agreements contained herein shall be binding upon and inure to the benefit of Borrower and Bank, and their respective heirs, successors, assigns, personal representatives and legal representatives.

23.           Waiver of Jury Trial. BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION INVOLVING THE LOAN DOCUMENTS, THIS AGREEMENT, THE INDEBTEDNESS EVIDENCED BY THE NOTE AND SECURED BY THE MORTGAGE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY RELATED TO OR INVOLVING THE LOAN DOCUMENTS, THIS AGREEMENT OR THE INDEBTEDNESS EVIDENCED BY THE NOTE AND SECURED BY THE MORTGAGE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT.

[signatures on following pages]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the Effective Date.

“BORROWER”

COUNTRYWIDE HARDWARE, INC., a Delaware corporation

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President

STATE OF NEW YORK

COUNTY OF SUFFOLK

The foregoing instrument was acknowledged before me this 23rd day of February 2010, by Joseph A. Molino, Jr., as Vice President of Countrywide Hardware, Inc., a Delaware corporation, on behalf of the corporation, who is personally known to me or who has produced                          as identification.

/s/ Robert C. Weiden
Print Name:	Robert C. Weiden
Notary Public, State and County Aforesaid
My Commission Expires:	12-22-10
Commission Number:	4875900

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“BANK”

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Ralph L Kelly
Name:	Ralph L Kelly
Title:	SVP

STATE OF FLORIDA

COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this 24th day of February 2010 by Ralph L Kelly, as Senior Vice President of Wachovia Bank, National Association, a national banking association, on behalf of the association, who is personally known to me or has produced                                        as identification.

/s/ Thomas G. Wilson III
Print Name:
[SEAL]	Notary Public, State and County Aforesaid
Commission Number:
My Commission Expires:

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